EXHIBIT 5.1

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX (509) 747-1770

July 14, 2004

C-Chip Technologies Corporation
4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7

RE: Registration Statement on Form SB-2 (S.E.C. File No. ____________)

Gentlemen:

I have acted as counsel for C-Chip Technologies Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act") to be filed with the Securities and Exchange Commission (the "SEC") in connection with a proposed public offering by certain warrant holders of 2,538,462 A warrants and 2,538,462 shares of common stock underlying the A warrants; 1,650,000 B warrants and 1,650,000 shares of common stock underlying the B warrants; 1,650,000 C warrants and 1,650,000 shares of common stock underlying the C warrants; and 2,538,462 shares of common stock, $0.00001 par value per shares (the "Securities"). You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise, identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents as I have deemed necessary as a basis for this opinion.

Based upon and subject to the foregoing, I am of the opinion that insofar as Nevada law is concerned:

1) The Company is a corporation duly organized and validly existing under the laws of Nevada.

2) The Securities to be sold as described in the Registration Statement have been duly authorized are legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my name wherever appearing in the Registration Statement.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak